                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           ITLA Capital  Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [ITLA LOGO]

                            ITLA CAPITAL CORPORATION
                              888 PROSPECT STREET
                           LA JOLLA, CALIFORNIA 92037
                                 (619) 551-0511

                                                                   June 30, 1998

Dear Fellow Shareholder:

     On behalf of the Board of Directors and management of ITLA Capital Corporation (the "Company"), we cordially invite you to attend the Annual Meeting of Shareholders of the Company (the "Meeting"). The Meeting will be held at 1:00 P.M., California time, on July 30, 1998 at the Radisson Hotel at 3299 Holiday Court, La Jolla, California.

     An important aspect of the Meeting is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to consider and vote upon (i) the election of three directors of the Company, and (ii) the ratification of the appointment of Arthur Andersen, LLP as the Company's independent auditors. Your Board of Directors unanimously recommends that you vote for each of Management's nominees for election as directors and for the ratification of the appointment of Arthur Andersen, LLP.

     We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This action will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

     Thank you for your attention to this important matter.

                                          Very truly yours,

                                          /s/ GEORGE W. HALIGOWSKI

                                          George W. Haligowski
                                          Chairman of the Board

                                  [ITLA LOGO]

                            ITLA CAPITAL CORPORATION
                              888 PROSPECT STREET
                           LA JOLLA, CALIFORNIA 92037
                                 (619) 551-0511
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 30, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of ITLA Capital Corporation (the "Company") will be held at the Radisson Hotel at 3299 Holiday Court, La Jolla, California, on July 30, 1998 at 1:00 P.M., California time.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1. The election of three (3) directors of the Company;

     2. The ratification of the appointment of Arthur Andersen, LLP as independent auditors for the Company for the fiscal year ending December 31, 1998; and

such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Shareholders of record at the close of business on June 29, 1998 are the shareholders entitled to vote at the Meeting and any adjournments thereof. A complete list of shareholders entitled to vote at the Meeting will be available for inspection by shareholders at the offices of the Company during the ten days prior to the Meeting, as well as at the Meeting.

     You are requested to complete, sign and date the enclosed form of proxy which is solicited on behalf of the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                          By Order of the Board of Directors

                                          /s/ GEORGE W. HALIGOWSKI

                                          George W. Haligowski
                                          Chairman of the Board, President and
                                          Chief Executive Officer

La Jolla, California
June 30, 1998

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                            ITLA CAPITAL CORPORATION
                              888 PROSPECT STREET
                           LA JOLLA, CALIFORNIA 92037
                                 (619) 551-0511
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 30, 1998
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of ITLA Capital Corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), and all adjournments of the Meeting. The Meeting is to be held at the Radisson Hotel, 3299 Holiday Court, La Jolla, California, on July 30, 1998 at 1:00 P.M., California time. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about June 30, 1998. Certain of the information provided herein relates to Imperial Thrift and Loan Association ("Imperial") and ITLA Funding Corporation ("ITLA Funding"), wholly-owned subsidiaries of the Company.

     At the Meeting, shareholders of the Company are being asked to consider and vote upon the election of three directors of the Company and the ratification of the appointment of Arthur Andersen, LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

VOTING RIGHTS AND PROXY INFORMATION

     All shares of Company common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominee and the adoption of the proposal set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting of Shareholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed Form of Proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the shareholders.

     Proxies marked to abstain have the same effect as votes against the proposal, while broker non-votes have no effect on the vote. A majority of the shares of the Company's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of the Company a subsequent proxy relating to the same shares prior to the exercise of such proxy, (ii) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Anthony A. Rusnak, Esq., Secretary of the Company, at ITLA Capital Corporation, 888 Prospect Street, La Jolla, California 92037.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record as of the close of business on June 29, 1998 will be entitled to one vote for each share then held. As of that date, the Company had 7,701,984 shares of Common Stock issued and outstanding.

     The following table sets forth, as of June 29, 1998, certain information as to (i) those persons who were known by management to be beneficial owners of more than five percent of Company Common Stock outstanding; (ii) the shares of Common Stock beneficially owned by the executive officers named below; and (iii) as to the shares of Common Stock beneficially owned by all executive officers and directors of the Company as a group.

                                                                 SHARES        PERCENT
                                                              BENEFICIALLY       OF
                      BENEFICIAL OWNER                           OWNED          CLASS
                      ----------------                        ------------     -------
Thomson Horstmann & Bryant, Inc.............................    811,300(1)      10.53%
  Park 80 West, Plaza Two
  Saddle Brook, New Jersey 07663
Wellington Management Company, LLP..........................    776,400(2)      10.08%
  75 State Street
  Boston, Massachusetts 02109
Franklin Mutual Advisors, Inc...............................    709,000(3)       9.21%
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078
FBR Ashton, Limited Partnership.............................    467,670(4)       6.07%
  1001 19th Street, North, 18th Floor
  Arlington, Virginia 22209
Wanger Asset Management, L.P................................    446,000(5)       5.79%
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606
Corbyn Investment Management, Inc...........................    410,912(6)       5.34%
  2330 West Joppa Road, Suite 108
  Lutherville, Maryland 21093
George W. Haligowski........................................    225,537(7)       2.86%
  Chairman of the Board, Chief Executive Officer and
  President of the Company
Norval L. Bruce.............................................     30,115(7)           (8)
  President and Chief Operating Officer of Imperial
George J. Guarini...........................................     28,079(7)           (8)
  President and Chief Executive Officer of ITLA Funding
Michael A. Sicuro...........................................     22,171(7)           (8)
  Managing Director and Chief Financial Officer of the
  Company
Steven C. Romelt............................................      8,333(7)           (8)
  Senior Vice President and Chief Lending Officer of
  Imperial
All directors and executive officers as a group(11              351,935(7)       4.39%
  persons)..................................................

---------------
(1) As reported by Thomson Horstmann & Bryant, Inc. ("Thomson") on a Schedule 13G dated on or about January 27, 1998 and filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Thomson reported sole voting power as to 496,300 shares, sole investment power as to 811,300 shares, shared voting power as to 9,800 shares, and shared investment power as to none of the 811,300 shares covered by the report.

(2) As reported by Wellington Management Company, LLP ("Wellington") on a
    Schedule 13G dated on or about April 30, 1998 and filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Wellington reported sole voting and investment powers as to no shares, shared voting power as to 466,000 shares, and shared investment power as to 776,400 of the 776,400 shares covered by the report.

(3) As reported by Franklin Resources, Inc. ("Franklin") on a Schedule 13G dated on or about January 30, 1998 and filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Franklin reported sole voting and investment powers as to 709,000 shares, and shared voting and investment powers as to none of the 709,000 shares covered by the report.

(4) As reported by FBR Ashton, Limited Partnership ("FBR") on a Schedule 13D dated on or about December 23, 1997 and filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. FBR reported sole voting power as to 395,250 shares, sole investment power as to 395,250 shares, shared voting power as to 467,670 shares, and shared investment power as to 467,670 of the 467,670 shares covered by the report.

(5) As reported by Wanger Asset Management, L.P. ("Wanger") on a Schedule 13G dated on or about February 6, 1998 and filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Wanger reported sole voting and investment powers as to no shares, and shared voting and investment powers as to 446,000 of the 446,000 shares covered by the report.

(6) As reported by Corbyn Investment Management, Inc. ("Corbyn") on a Schedule 13G dated on or about January 8, 1998 and filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Corbyn reported sole voting and investment powers as to 410,912 shares, and shared voting and investment powers as to none of the 410,912 shares covered by the report.

(7) Includes shares held directly, shares held in retirement accounts or by certain members of the named individuals' families or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or investment power. Includes for Messrs. Haligowski, Guarini, Sicuro, Bruce, and Romelt respectively, 196,667 shares, 26,667 shares, 21,667 shares, 28,333 shares, and 8,333 shares, and 305,667 shares for all directors and officers of the group, which are subject to currently exercisable options and options exercisable within 60 days of June 29, 1998, under the Company's stock option plans.

(8) Less than 1%.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Company's Board of Directors is composed of six members. One-third of the directors are generally scheduled to be elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall have qualified.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including their terms of office. The composition of the Board of Directors of the Company and Imperial is identical. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reasons why the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                                                SHARES OF
                                                                                               COMMON STOCK
                                                                                     TERM      BENEFICIALLY     PERCENT
                                                                         DIRECTOR     TO         OWNED AT         OF
             NAME                AGE(1)   POSITIONS HELD IN THE COMPANY   SINCE     EXPIRE   JUNE 29, 1998(2)    CLASS
             ----                ------   -----------------------------  --------   ------   ----------------   -------
                                                       NOMINEES
Sandor X. Mayuga                   49     Director                         1996      2001          6,800           (3)
Robert R. Reed                     61     Director                         1996      2001          6,200           (3)
Norval L. Bruce                    56     Director                         1997      2000         30,115           (3)

                                            DIRECTORS CONTINUING IN OFFICE
George W. Haligowski               43     Chairman of the Board,           1996      1999        225,537         2.86%
                                          President and Chief Executive
                                          Officer
Hirotaka Oribe                     63     Director                         1996      1999          6,200           (3)
Jeffrey L. Lipscomb                44     Director                         1996      2000          6,000           (3)

---------------
(1) As of June 29, 1998.

(2) Includes shares held directly, shares held in retirement accounts or by certain members of the named individuals' families or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or investment power. Includes for Messrs. Haligowski, Mayuga, Reed, Bruce, Oribe and Lipscomb, respectively, 196,667 shares, 6,000 shares, 6,000 shares, 28,333 shares, 6,000 shares, and 6,000 shares, which are subject to currently exercisable options and options exercisable within 60 days of June 29, 1998, under the Company's stock option plans.

(3) Less than 1%.

     The business experience of each of the directors of the Company and Imperial for at least the past five years is as follows:

     George W. Haligowski has served as Chairman of the Board, President and Chief Executive Officer of the Company since inception. Mr. Haligowski has also served as Chairman of the Board and Chief Executive Officer of Imperial since July 1992, and was President from July 1992 through October 1997. From 1990 to the present, he has also served as President, Chief Executive Officer and Principal of Halivest International, Ltd., an international finance and asset management company. He was previously employed as a Vice President by Shearson Lehman Hutton (1988-1990) and Prudential-Bache Securities (1983-1988), and by Avco Financial Services as Regional Director of its Japanese branch operations in 1976 to 1981, as Training Coordinator for Avco Thrift and Loan in 1976 and as a Branch Manager from 1974 to 1976.

     Sandor X. Mayuga is a member of the state bar of California, has been a member of the law firm of Tisdale & Nicholson since 1994, and previously conducted his own private law practice from 1985 to 1995. Mr. Mayuga previously served as a Director of Imperial from December 1983 to June 1993.

     Robert R. Reed is retired from Household International where he was employed in various positions from 1960 to 1992. Mr. Reed served as Vice President of Household Bank from 1980 to 1992. Mr. Reed was previously employed in management positions with Household Financial Corporation from 1962 to 1980. Mr. Reed previously served as a Director of Imperial from September 1994 to August 1995, when all directors appointed by Imperial's former parent resigned as part of Imperial's initial public offering.

     Norval L. Bruce has served as President and Chief Operating Officer of Imperial since October 1997, and previously was the Executive Vice President and Chief Credit Officer of Imperial since 1990. From 1988 to 1989, Mr. Bruce served as Executive Vice President and Chief Credit Officer of Security Pacific Bank, Nevada. Mr. Bruce was previously employed by Security Pacific Bank from 1965 to 1988 in a variety of positions including management positions in which he was responsible for both loan origination and credit quality.

     Hirotaka Oribe is a licensed architect with international experience in real estate development and urban planning. Since 1993, Mr. Oribe has served as an adviser to Kajima Development Resources, Inc. From 1979 to 1993, Mr. Oribe was Executive Vice President, Chief Operating Officer, and a Director of Kajima Development Corporation, a firm engaged in development and construction of single-family and multifamily housing, office buildings and retail space, and land development. Mr. Oribe previously held other positions with affiliates of Kajima Corporation of Japan from 1973 to 1979 and was a practicing architect from 1962 to 1973.

     Jeffrey L. Lipscomb is an Investment Advisory Associate with EQ Financial Consultants, Inc. and formerly was a Registered Principal and Assistant Manager of the San Diego office of Equitable Financial Companies since 1986, handling corporate group benefits and personal financial planning.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     Meetings of the Board of Directors of the Company are generally held as required. During fiscal 1997 the Board of Directors held six meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during 1997 and the total number of meetings held by all Board committees on which any such director served during 1997.

     The Board of Directors of the Company has standing Executive, Audit and Compensation Committees, the function and composition of which are set forth below.

     The Company's Board of Directors acts as the nominating committee that nominates officers and directors for election as well as nominees to fill any vacancies which may exist on the Board. The Board will consider nominees recommended by others; however, it has not actively solicited nominations nor established any procedures for this purpose. Pursuant to the Company's Bylaws, nominations must be delivered in writing to the Secretary of the Company at least 60 days prior to the date of the annual meeting.

     Executive Committee. The primary responsibilities of the Executive Committee are to advise the Company's management on matters when the full Board of Directors is unavailable or to conduct business as specifically designated by the full Board. The current members of the Executive Committee are Messrs. Haligowski, Oribe and Bruce. The Executive Committee held eleven meetings in fiscal 1997.

     Audit Committee. The primary responsibilities of the Audit Committee are to recommend to the Board of Directors a firm of independent certified public accountants to conduct the annual audit of the Company's books and records; to review with such accounting firm the scope and results of the annual audit; to review the performance by such independent accountants of professional services in addition to those which are audit related; and to consult with the internal and independent auditors with regard to the adequacy of the Company's system of internal controls. The members of the Audit Committee are Messrs. Lipscomb and Mayuga. The Audit Committee held four meetings in fiscal 1997.

     Compensation Committee. The primary responsibilities of the Compensation Committee are to establish and review the compensation, both direct and indirect, to be paid to the Company's executive officers and other members of management; to review and submit to the Board of Directors its recommendations with respect to executive compensation plans; to establish and review periodically the Company's policies relating to executive perquisites; and to oversee the Company's employee benefit plans. The members of the Compensation Committee are Messrs. Lipscomb and Oribe. The Compensation Committee met twice in fiscal 1997.

DIRECTORS COMPENSATION

     Directors Fees. Each non-employee director was paid a monthly fee during 1997 of $1,250 for serving on the Company's Board of Directors. Each non-employee director is paid $500 for each board and committee meeting attended.

     Voluntary Retainer Stock and Deferred Compensation Plan. The Company has a Voluntary Retainer Stock and Deferred Compensation Plan for Outside Directors (the "Outside Director Plan"). The Outside Director Plan provides for the deferral of compensation earned by non-employee directors of the Company in the form of Stock Units ("Stock Units") in a Stock Unit account ("Stock Unit Account"). Directors may elect to have up to 100% of their fees converted into stock units.

     For dividends paid with respect to the Company's Common Stock, each non-employee director has credited to his or her Stock Unit Account an additional number of Stock Units in an amount determined under the Outside Director Plan. Each non-employee director's Stock Unit Account shall be settled by delivering to the non-employee director (or his beneficiary) the number of shares of Company Common Stock equal to the number of whole Stock Units then credited to the non-employee director's Stock Unit Account, in either (i) a lump sum or (ii) substantially equal annual installments over a period not to exceed ten years.

     The Director Stock Option Plan. The Company has a Director Stock Option Plan pursuant to which directors are eligible to receive options to purchase Common Stock. The purpose of the Director Stock Option Plan is to enable the Company to attract, retain and motivate directors and further align their interests with those of the Company.

     Grants to non-employee directors are made by the Board of Directors pursuant to a predetermined formula. Stock options to purchase 5,000 shares of Common Stock are automatically granted to non-employee directors upon their initial election to the Board of Directors, and options to purchase an additional 1,000 shares are granted annually thereafter, provided such individuals continue to serve as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, the Compensation Committee, which acts as the compensation committee of the Company and its subsidiaries, was comprised of Messrs. Lipscomb and Oribe.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 1997, 1996 and 1995 of the Chief Executive Officer and the named executive officers of the Company and its subsidiaries with salary and bonus greater than $100,000 for the year ended December 31, 1997 (the "named executive officers").

                                                                     LONG-TERM
                                      ANNUAL COMPENSATION           COMPENSATION
                                 -----------------------------      ------------     ALL OTHER
                                         SALARY        BONUS          OPTIONS       COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR     ($)         ($) (9)         (#) (2)           ($)
  ---------------------------    ----   --------      --------      ------------    ------------
George W. Haligowski...........  1997   $299,250      $374,050         20,000         $59,716(3)
  Chairman of the Board,
     President                   1996   $293,316      $ 81,545(1)          --         $65,904(3)
  and Chief Executive Officer    1995   $174,058      $136,888        285,000         $70,572(3)
George J. Guarini..............  1997   $177,625      $ 88,200             --         $ 6,386(4)
  President and Chief Executive  1996   $119,334      $     --             --         $11,495(4)
  Officer of ITLA Funding        1995   $ 89,796      $  8,500         40,000         $12,445(4)
Michael A. Sicuro..............  1997   $156,188      $ 62,327         15,000         $ 5,933(5)
  Managing Director and          1996   $ 68,521(8)   $     --         25,000         $ 7,778(5)
  Chief Financial Officer        1995   $     --      $     --             --         $    --
Norval L. Bruce................  1997   $131,670      $ 75,600          5,000         $ 7,780(6)
  President and Chief Operating  1996   $123,500      $     --             --         $ 8,277(6)
  Officer of Imperial            1995   $108,125      $ 13,500         40,000         $15,168(6)
Steven C. Romelt...............  1997   $114,583      $  9,508         25,000         $12,997(7)
  Senior Vice President and
     Chief                       1996   $ 16,346(8)   $     --             --         $ 1,558(7)
  Lending Officer of Imperial    1995   $ 17,010(8)   $ 10,000             --         $ 1,875(7)

---------------
(1) $55,000 of the 1996 bonus was deferred under the Company's Nonqualified Deferred Compensation Plan.

(2) Options were granted on various dates and vest one-third on each of the three subsequent anniversary dates of issuance.

(3) Consists of (a) $4,288 in auto related benefits, (b) $26,600 in supplemental housing payments, (c) $7,100 in life insurance premiums, (d) $4,800 in employer contributions to the Company's 401(k) plan and (e) $16,928 in preferential interest on employee savings accounts in 1997. The respective amounts were $21,000, $22,850, $6,950, $4,500 and $10,604 in 1996 and
    $19,321, $22,850, $7,154, $6,682 and $14,565 in 1995.

(4) Consists of (a) $1,013 of auto related benefits, (b) $4,800 in employer contributions to the Company's 401(k) plan and (c) $573 of preferential interest on employee savings accounts in 1997. The respective amounts were $10,200, $1,295 and $0 in 1996 and $9,600, $2,845 and $0 in 1995.

(5) Consists of $1,133 of auto related benefits and $4,800 in employer contributions to the Company's 401(k) plan in 1997. Consists of (a) $5,600 of auto related benefits, (b) $2,046 in employer contributions to the Company's 401(k) plan and (c) $132 of life insurance benefits in 1996.

(6) Consists of (a) $2,296 in auto related benefits, (b) $144 in life insurance premiums, (c) $4,800 in employer contributions to the Company's 401(k) plan and (d) $540 in preferential interest on employee savings accounts in 1997. The respective amounts were $3,448, $576, $3,705 and $548 in 1996 and $8,750, $576, $5,492 and $350 in 1995.

(7) Consists of (a) $9,000 in auto related benefits, (b) $4 in life insurance premiums and (c) $3,993 in employer contributions to the Company's 401(k) plan in 1997. Consists of (a) $1,500 in auto related benefits and (b) $58 in life insurance premiums in 1996, and $1,875 of auto related benefits in 1995.

(8) Partial year.

(9) Includes Company Common Stock issued under the Recognition and Retention Plan in 1997 at a price of $14.50 per share.

EMPLOYMENT AGREEMENT AND CHANGE OF CONTROL AGREEMENTS

     The Company has entered into an employment agreement with Mr. Haligowski, and change of control agreements with Messrs. Bruce, Guarini and Sicuro. The employment agreement provides for an initial employment term of three years, with the agreement automatically annually extending for an additional one-year period unless either party provides the other with at least 90 days notice of the nonextension or termination. The employment agreement provides that the Company may terminate the officer "for cause," as defined in the employment agreement, and that in the event the Company terminates the officer without cause including as a result of a change of control, the officer will be entitled to receive his base salary for the remaining term of the agreement and a pro rata portion of his bonus, if any, for the year in which his employment is terminated as well as a continuation of all employment related benefits through the remaining term of the agreement and the immediate vesting of any stock options previously granted and outstanding. The annual base salary for Mr. Haligowski under the employment agreement is currently $350,000 (which may be increased from time to time by the Board of Directors). The employment agreement also provides for, among other things, annual incentive compensation, disability pay, participation in stock benefit plans, and other fringe benefits, including a supplemental housing payment of not less than $2,500 per month, an automobile allowance of not less than $1,750 per month, and life insurance coverage in an amount not less than four times Mr. Haligowski's annual salary.

     The change in control agreements have initial terms of one year and shall automatically extend for additional one-year periods upon a change of control, as defined in the agreement, or upon their anniversary date, unless either party provides the other with at least 90 days notice of termination. These agreements provide that in the event the officer is terminated within twelve months following a change of control, as defined in the agreement, the officer shall be entitled to receive upon such termination an amount equal to the greater of the annualized salary as in effect on the date of the change of control or the date of termination and a pro rata portion of his bonus, if any, for the year in which his employment is terminated. The annual base salary for Messrs. Bruce, Guarini and Sicuro is currently $175,000, $179,000 and $169,000, respectively.

     Change of control, in both the employment agreement and the change in control agreements, is defined to include (i) the sale of substantially all of the stock or assets of the Company, whether by merger, consolidation, sale of assets or sale or exchange of Common Stock or the complete liquidation of the Company, (ii) the sale by the Company or the acquisition by any person in any single transaction (or series of related transactions) of more than 30% of the then outstanding Common Stock of the Company (on a fully diluted basis), or
(iii) any date upon which the directors of the Company nominated by the Board cease to constitute a majority of the Board. Both the employment agreement and the change of control agreements will provide that no payments may be made thereunder in connection with the termination of the officers covered by such agreements if, at the time such payments would otherwise be made, the Company is prohibited from making such payments by any applicable federal or state law or regulation governing its operations, unless the Company has obtained prior approval for such otherwise prohibited payments from the appropriate regulatory authorities.

OPTION GRANTS FOR 1997

     The following table sets forth certain information concerning the number and value of stock options grants for the named executive officers in 1997. No stock appreciation rights have been granted pursuant to the Stock Option Plan.

                                    STOCK OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------
                                                     INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                     -------------------------------------------------      VALUE AT ASSUMED
                                                  % OF TOTAL                              ANNUAL RATES OF STOCK
                                     NUMBER OF      OPTIONS                              PRICE APPRECIATION FOR
                                     UNDERLYING   GRANTED TO    EXERCISE                       OPTION TERM
                                      OPTIONS      EMPLOYEES     OR BASE                 -----------------------
                                      GRANTED      IN FISCAL      PRICE     EXPIRATION       5%          10%
               NAME                     (#)          YEAR       ($/SHARE)      DATE         ($)          ($)
               ----                  ----------   -----------   ---------   ----------   ----------   ----------
George W. Haligowski...............    20,000        16.6%       $14.50      1/23/07      $182,379     $462,185
Michael A. Sicuro..................    15,000        12.4%       $14.50      1/23/07      $136,785     $346,639
Norval L. Bruce....................     5,000         4.1%       $14.50      1/23/07      $ 45,595     $115,546
Steven C. Romelt...................    25,000        20.7%       $14.50      1/23/07      $227,974     $577,732

     The following table sets forth certain information concerning the number and value of stock options at December 31, 1997 held by the named executive officers.

                                       OPTION VALUES AT DECEMBER 31, 1997
-----------------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF               VALUE OF UNEXERCISED
                                  SHARES                    UNEXERCISED OPTIONS         "IN-THE-MONEY" OPTIONS
                                 ACQUIRED                   AT FISCAL YEAR-END           AT FISCAL YEAR-END(1)
                                    ON        VALUE                 (#)                           ($)
                                 EXERCISE    REALIZED   ---------------------------   ---------------------------
             NAME                   (#)        ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                ---------   --------   -----------   -------------   -----------   -------------
George W. Haligowski...........     --         N/A        190,000        115,000      $1,757,500      $973,750
George J. Guarini..............     --         N/A         26,667         13,333      $  246,667      $123,333
Norval L. Bruce................     --         N/A         26,667         18,333      $  246,667      $147,083
Michael A. Sicuro..............     --         N/A          8,333         31,667      $   40,625      $152,500
Steven C. Romelt...............     --         N/A             --         25,000      $       --      $118,750

---------------
(1) The difference between the aggregate option exercise price and the closing price of $19.25 of the underlying shares at December 31, 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") has furnished the following report on executive compensation:

     Compensation Policies. Under the supervision of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by closely aligning the financial interests of the Company's employees, including its Chief Executive Officer ("CEO") and the Company's other senior management, with those of its shareholders.

     The executive compensation program of the Company is designed to:

     - Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

     - Motivate employees to assume increased responsibility and reward them for their achievement;

     - Provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

     - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

     At present, the executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options, and miscellaneous benefits typically offered to executives by major corporations. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent consultant's survey of salary competitiveness of other financial institutions. The Committee intends to be advised periodically by independent compensation consultants concerning salary competitiveness.

     As to Mr. Haligowski and other executive officers, as an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on the Company performance incentives rather than on salary. Reliance on the Company performance causes greater variability in the individual's total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, the Company believes executive officers are encouraged to continue focusing on building profitability and shareholder value.

     Salaries. With respect to Mr. Haligowski's base salary, this Committee took into account a comparison of salaries of chief executive officers of local financial institutions and increased Mr. Haligowski's salary to $350,000 as of January 1, 1998. Likewise, each executive officer's base salary was determined utilizing financial institution compensation surveys.

     Stock Option Awards. The Company's Employee Stock Option Plan is designed to align a significant portion of the executive compensation program with shareholder interests. The Employee Stock Option Plan provides for the granting of stock-based awards. To date, the only type of award granted under the Employee Stock Option Plan to executive officers and other key employees consists of stock options.

     Restricted Stock Awards. In 1996, the Committee adopted a policy relating to the granting of restricted stock awards in lieu of a portion of the cash bonus which would otherwise be paid to executive officers and certain key employees under the Company's Recognition and Retention Plan (the "RRP") to be carried out by the Compensation Committee. Under this policy, awards may be granted to plan participants by the Committee utilizing objective criteria adopted by the Compensation Committee and approved by the Board of Directors, after taking into account the practices of other publicly traded financial institutions and such other factors as deemed appropriate. In addition, under the formula, no awards under the proposed RRP will be granted in any year in which Imperial does not achieve a return on average assets of at least .50% and remains adequately capitalized under FDIC rules. In 1997, the Company granted 3,870 RRP shares to Mr. Haligowski, and 2,198 RRP shares to the other named executive officers, which RRP shares vested immediately.

     In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding this provision.

                Jeffrey L. Lipscomb                Hirotaka Oribe

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the SNL All Thrift Index and the Nasdaq Market Index for the period commencing October 27, 1995 and ended December 31, 1997.

                            ITLA CAPITAL CORPORATION

                            TOTAL RETURN PERFORMANCE

     MEASUREMENT PERIOD        ITLA CAPITAL       NASDAQ -        SNL THRIFT
   (FISCAL YEAR COVERED)       CORPORATION       TOTAL U.S.         INDEX
10/27/95                          100.00           100.00           100.00
12/31/95                          107.69           102.87           106.82
6/30/96                           129.67           116.45           111.47
12/31/96                          131.87           126.52           139.19
6/30/97                           142.86           141.60           180.43
12/31/97                          169.23           155.26           236.83

* Assumes $100 invested on October 27, 1995. Total return assumes reinvestment of dividends.

CERTAIN TRANSACTIONS

     During the year, the Company utilized the services of various law firms, including the law firm of Tisdale & Nicholson. Sandor X. Mayuga, a director of the Company, is a partner in that law firm. During 1997, Mr. Mayuga's firm received approximately $12,475 in legal fees from the Company, which amount was not in excess of 5% of such firm's revenues during 1997.

     During the year, the Company utilized the services of a public relations firm, which is owned by Director Lipscomb's spouse. During 1997, this public relations firm received $62,657 of fees from the Company.

     PROPOSAL II -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of directors has renewed the Company's arrangement for Arthur Andersen, LLP to be its independent auditors for the 1998 fiscal year, subject to the ratification of the appointment by the Company's shareholders. A representative of Arthur Andersen, LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires. Ratification of the appointment of independent auditors requires approval of a majority of the votes cast on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive office, at 888 Prospect Street, La Jolla, California 92037, no later than April 1, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company has retained Regan & Associates, Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $1,500, plus reasonable out of pocket expenses.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ GEORGE W. HALIGOWSKI

                                          George W. Haligowski
                                          Chairman of the Board, President and
                                          Chief Executive Officer

La Jolla, California
June 30, 1998

                                REVOCABLE PROXY
                            ITLA CAPITAL CORPORATION
                ANNUAL MEETING OF SHAREHOLDERS -- JULY 30, 1998

    The undersigned hereby appoints the Board of Directors of ITLA Capital Corporation (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held on Thursday, July 30, 1998 at the Radisson Hotel at 3299 Holiday Court, La Jolla, California, at 1:00 P.M. (California Time), and at any and all adjournments thereof, as follows:

    I. The election as directors of all nominees listed below (except as marked to the contrary).

                      [ ] FOR            [ ] VOTE WITHHELD

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE IN THAT NOMINEE'S NAME BELOW.

         SANDOR X. MAYUGA        ROBERT R. REED        NORVAL L. BRUCE

    II. The ratification of the appointment of Arthur Andersen, LLP as independent auditors for the Company for the fiscal year ending December 31, 1998.
             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

    In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.
      The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    This proxy may be revoked at any time before it is voted by: (i) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company prior to the exercise of this proxy; (ii) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from the Company prior to the execution of this Proxy, of Notice of the Meeting, a related Proxy Statement and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997.

                                                       Dated:             , 1998
                                                             -------------

                                                       -------------------------
                                                       PRINT NAME OF SHAREHOLDER

                                                       -------------------------
                                                       SIGNATURE OF SHAREHOLDER

                                                       Please sign exactly as
                                                       your name appears above
                                                       on this card. When
                                                       signing as attorney,
                                                       executor, administrator,
                                                       trustee or guardian,
                                                       please give your full
                                                       title. If shares are held
                                                       jointly, each holder
                                                       should sign.

    PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE